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                                                                   EXHIBIT 4.15


            SECOND AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT

         This SECOND AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of December 23, 1998 is among WACKENHUT FUNDING CORPORATION, a Delaware corporation (the "Transferor"), THE WACKENHUT CORPORATION, a Florida corporation, individually and as Servicer ("Wackenhut" or the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("Enterprise" or the "Purchaser") and its successors assigns, and NATIONSBANK, N.A., a national banking assocation ("NationsBank"), as Agent for Enterprise and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor (in such capacity, the "Agent").

                             PRELIMINARY STATEMENTS:

         1. The Purchaser, the Transferor, the Bank Investors, and the Agent have entered into a Transfer and Administration Agreement dated as of December 30, 1997 (the "Agreement"), (capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement).

         2. The Transferor has requested certain amendments to the Transfer and Administration Agreement.

         3. The Purchaser and the Bank Investors are, on the terms and conditions stated below, willing to grant such requests of the Transferor.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. AMENDMENTS TO THE AGREEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Agreement is hereby amended as follows:

      Section 1.5(a) shall be amended by deleting the date "December 29, 1998" in the text thereof and replacing it with the date "January 29, 1999."

Section 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective when NationsBank has executed this Amendment and has received counterparts of this Amendment and the Fee Supplement executed by the Purchaser, the Transferor and the Bank Investors.

Section 3. REPRESENTATIONS AND WARRANTIES. The Transferor and Wackenhut hereby represent and warrant to the Purchaser, the Agent and each Bank Investor that:

         (a) AUTHORITY. Each of the Transferor and Wackenhut has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Agreement (as modified hereby). The execution, delivery and performance by the Transferor of this Amendment and the performance of the Agreement (as modified hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.





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         (b) ENFORCEABILITY. This Amendment has been duly executed and delivered by the Transferor and Wackenhut. The Agreement (as modified hereby) is the legal, valid and binding obligation of the Transferor and Wackenhut enforceable against the Transferor and Wackenhut in accordance with its terms, and is in full force and effect.

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Transferor and Wackenhut contained in the Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

         (d) NO TERMINATION EVENT. No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event.

Section 4. REFERENCE TO AND EFFECT ON THE AGREEMENT.

         (a) Except as specifically amended and modified above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (b) The execution, delivery and effectiveness of this Amendment shall not operate as waiver of any right, power or remedy of the Purchaser, the Agent or the Bank Investor(s) under the Agreement, nor constitute a waiver of any provision of the Agreement.

Section 5. EXECUTION IN COUNTERPARTS. This amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 6. SUCCESSORS AND ASSIGNS.

This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns; PROVIDED, HOWEVER, the Transferor may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Purchaser.

Section 7. GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.




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Section 8. SEVERABILITY.

Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            ENTERPRISE FUNDING CORPORATION,
                                            as Purchaser



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            WACKENHUT FUNDING CORPORATION,
                                            as Transferor



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            THE WACKENHUT CORPORATION,
                                            Individually and as Servicer



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            NATIONSBANK, N.A.,
                                            as Agent and Bank Investor



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:




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